UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2009

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont		05701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 9, 2009, in connection with the closing of its previously announced private offering of $180 million principal amount senior second lien notes due 2014 (the “Notes”), as described in Item 8.01 below, Casella Waste Systems, Inc. (the “Company”) entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement by and among Bank of America, N.A., as administrative agent (“Administrative Agent”), Bank of America, N.A., as lender, and the other lenders party thereto (collectively, the “Lenders”), the Company and the Company’s subsidiaries identified therein (the “Restated Senior First Lien Credit Facilities”).

General

The Restated Senior First Lien Credit Facilities, under which the Company and its subsidiaries (subject to certain exceptions) are co-borrowers, provides for aggregate borrowings by the Company of up to $307.5 million, consisting of (i) a revolving credit facility in the principal amount of $177.5 million, including letters of credit; and (ii) a term loan in the principal amount of $130.0 million. The Company has the right to increase the amount of the revolving credit facility and/or the term loans by an aggregate amount of $42.5 million in its discretion, provided that the Company is not in default at the time of increase and such other conditions as are reflected in the governing documents have been met, subject to the receipt of commitments from Lenders for such additional amount.

Interest Rates

Amounts outstanding under the Restated Senior First Lien Credit Facilities accrue interest, at the Company’s option, at a rate per annum equal to either: (1) the base rate, as defined in the Restated Senior First Lien Credit Facilities, or (2) an adjusted LIBOR rate, as defined in the Restated Senior First Lien Credit Facilities (which includes, with respect to the term loan, a LIBOR rate floor of 2%), in each case plus an applicable interest margin. The applicable interest margin for the term loan is 5% per annum for LIBOR loans and 4% per annum for base rate loans. The applicable interest margin for the revolving credit facility is 4.5% per annum for LIBOR loans and 3.5% per annum for base rate loans, in each case for the first two full quarters after the closing date, and thereafter the applicable margin for the revolving credit facility will be determined based on the Company’s ratio of consolidated total funded debt to consolidated EBITDA, as defined in the Restated Senior First Lien Credit Facilities. The interest rate otherwise payable under the Restated Senior First Lien Credit Facilities will be subject to increase by 2.0% per annum during the continuance of a payment default and may be subject to increase by 2.0% per annum during the continuance of any other event of default.

Fees and Expenses

Certain customary fees and expenses are payable to the Lenders and the Administrative Agent under the Restated Senior First Lien Credit Facilities, including a commitment fee on the unused portion of the revolving credit facility in an amount of 0.75% per annum for the first two full calendar quarters after the closing date, and thereafter, the per annum commitment fee will be based on its ratio of consolidated total funded debt to consolidated EBITDA and will range from 0.375% to 0.750%. The Company will pay the revolving lenders a fee for letters of credit equal to the applicable interest margin for LIBOR loans under the revolving credit facility, subject to increase by 2.0% per annum during the continuance of an event of default. The Company will also pay each issuing bank of any letter of credit a fronting fee equal to 0.125% per annum on the face amount of each letter of credit, plus customary issuance, administrative and other fees and costs.

Maturity

The term loan will be due and payable in full in cash on a date that is four years and nine months (57 months) after the closing date, provided that in the event that the Company has not refinanced its existing subordinated notes on or prior to October 31, 2012 in a manner reasonably satisfactory to the Administrative Agent and permitted under the Restated Senior First Lien Credit Facilities, the term loan shall be due and payable in full in cash on December 31, 2012. The term loan amortizes in equal quarterly installments after the closing date in aggregate annual amounts equal to 1% of the original principal amount of the term loan, with the balance being payable on the final maturity date as discussed above. The revolving credit facility is available until December 31, 2012, at which time it will become due and payable in full and the revolving commitments will terminate.

Mandatory Prepayments

The Company will be required to prepay the term loan facility in an amount equal to:

•  100% of the net cash proceeds of asset sales in excess of a basket to be agreed, with certain exceptions;

•  100% of the net cash proceeds of any debt issuances not otherwise permitted by the Restated Senior First Lien Credit Facilities;

•  50% of the net cash proceeds from the issuance of new equity, except to the extent that the new equity, or a portion thereof, is issued as payment in a permitted acquisition or to employees, consultants or directors in accordance with bona fide compensation plans; and

•  50% of annual excess operating cash flow (as defined in the Restated Senior First Lien Credit Facilities) in excess of $5,000,000, which percentage will be reduced to 0% if its ratio of consolidated senior funded debt to consolidated EBITDA is 3.0 to 1.0 or less.

The term loan lenders may at their option decline mandatory prepayments.

Security and Guarantees

All obligations under the Restated Senior First Lien Credit Facilities are secured by a first priority security interest in substantially all of the Company’s existing and future assets (except as described below), including a pledge of the stock or other equity interests of its domestic subsidiaries (subject to certain exclusions) and of any first tier foreign subsidiaries, provided that not more than 65% of the voting stock of any such foreign subsidiaries shall be required to be pledged. As of the closing date, the Restated Senior First Lien Credit Facilities are not secured by any real property or any motor vehicles. However, the Administrative Agent has the right at any time to require the Restated Senior First Lien Credit Facilities to be secured by real property and/or motor vehicles.

Covenants

The Restated Senior First Lien Credit Facilities contain certain affirmative and negative covenants which, among other things and subject, in certain cases, to certain basket amounts, limit:

•  the existence of additional indebtedness (including, guarantees and other contingent obligations);

•  the existence of liens or other encumbrances or pledges, or the granting of negative pledges;

•  investments, loans and advances;

•  mergers, consolidations, acquisitions and sales or other transfers of assets;

•  the payment of dividends and distributions and repurchases of equity;

•  prepayments of subordinated and certain other debt instruments, including the Notes and the subordinated notes, and amendments of documents governing such debt instruments, including the indenture governing the Notes (the “Indenture”) and the indenture governing the subordinated notes;

•  change in lines of business; and

•  certain transactions with affiliates.

The Restated Senior First Lien Credit Facilities require the Company to meet financial tests, including, without limitation:

•  maximum consolidated total funded debt to consolidated EBITDA ratio;

•  maximum consolidated senior funded debt to consolidated EBITDA ratio;

•  minimum consolidated EBITDA to total interest expense ratio; and

•  maximum annual capital expenditures.

Events of Default

The Restated Senior First Lien Credit Facilities contain customary events of default, including, among other things:

•  payment defaults;

•  inaccuracy or breaches of representations and warranties;

•  covenant defaults;

•  cross-defaults to certain other debt, including the Notes and the subordinated notes;

•  events of bankruptcy and insolvency;

•  judgment defaults;

•  impairment of security interests in collateral;

•  a change of control, as defined in the Restated Senior First Lien Credit Facilities (and including a change of control as defined in the Indenture);

•  violations of certain laws and regulations, including ERISA;

•  failure to comply with subordination provisions or failure of the subordination provisions to be valid and enforceable for any reason;

•  failure of the obligations under the Restated Senior First Lien Credit Facilities to constitute ‘‘senior debt’’ and ‘‘designated senior debt’’ under the subordinated notes or ‘‘first lien obligations’’ under the Indenture; and

•  the occurrence of a condition which permits the Notes to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to the scheduled maturity date, or any such prepayment, repurchase, redemption or defeasance occurs.

Waiver and Modification

The terms of the Restated Senior First Lien Credit Facilities may be waived or modified upon approval by the Company and the required percentage of the Lenders (including, in some cases, all of the Lenders, or, where applicable, only the affected Lenders).

The foregoing summary of the material terms of the Restated Senior First Lien Credit Facilities and the transactions contemplated thereby are qualified in their entirely by the complete text of the Second Amended and Restated Revolving Credit and Term Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

A copy of the Company’s press release announcing the closing of the Restated Senior First Lien Credit Facilities is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01

On July 9, 2009, the Company consummated its previously announced Notes offering.  The Notes were sold in a private placement to qualified institutional investors pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).  The Indenture governing the Notes is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference as if fully set forth herein.

The Notes have not been registered under the Securities Act, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: July 9, 2009	By:	/s/ John S. Quinn
John S. Quinn Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated July 9, 2009, by and among Casella Waste Systems, Inc., the Guarantors named therein and Wilmington Trust Company, as Trustee, governing the 11% Senior Second Lien Notes due 2014

10.1

Second Amended and Restated Revolving Credit and Term Loan Agreement by and among Bank of America, N.A., as administrative agent, Bank of America, N.A., as lender, and the other lenders party thereto, the Company and the Company’s subsidiaries identified therein

99.1	Press release of Casella Waste Systems, Inc. dated July 9, 2009